Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Form S-1 Registration Statement of Fortune Vacation Travel Ltd. of my report dated November 24, 2010, relating to the audit of the financial statements of Fortune Vacation Travel Ltd. as of July 31, 2010 and for the period from March 24, 2010 (inception) to July 31, 2010.

I also consent to the use of the firm’s name in the EXPERTS paragraph of the Registration Statement.

MICHAEL T. STUDER CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
November 24, 2010